UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2017 (March 30, 2017)

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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2300, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 404-853-1400
None
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 4, 2017, Acuity Brands, Inc. (the “Company”) issued a press release containing information about the Company's results of operations for its fiscal quarter ended February 28, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2017, the Board of Directors (the “Board”) of the Company increased the size of the Board from ten to eleven members and elected Mary A. Winston to the Board. Ms. Winston was appointed to the class of directors whose term expires at the annual meeting for fiscal year 2017 and was appointed to the Governance and Compensation Committees.
Since 2016, Ms. Winston has served as President of WinsCo Enterprises Inc., a consulting firm providing financial and board governance advisory services. From 2012 until 2015, Ms. Winston served as the Executive Vice President and Chief Financial Officer of Family Dollar Stores, Inc., a general merchandise retailer that was acquired by Dollar Tree in 2015. Ms. Winston served as Senior Vice President and Chief Financial Officer of Giant Eagle, Inc., a leading grocery and fuel retailer, from 2008 to 2012. She previously served as Executive Vice President and Chief Financial Officer of Scholastic Corporation, a global leader in publishing, education, and media. Ms. Winston has also held executive level positions with Visteon Corporation and Pfizer, Inc. She started her career as a certified public accountant with a global public accounting firm. Ms. Winston currently serves as a director of Domtar Corporation, Dover Corporation, and SUPERVALU INC.
The Board has determined that Ms. Winston is qualified to serve as a director on the Company’s Board due to her extensive management, operational, and financial expertise, as well as broad corporate governance experience having served on other large corporate boards.
Ms. Winston will participate in the standard non-employee director compensation arrangements described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2016. In accordance with the standard compensation arrangements, the Board of Directors approved for Ms. Winston a restricted stock award valued at $20,000, or 97 restricted shares, under the Company’s 2012 Omnibus Stock Incentive Compensation Plan. The award will vest ratably over three years.
As of the date of her appointment, the Company also entered into its standard Indemnification Agreement with Ms. Winston, the form of which was described in and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2010.
There is no arrangement or understanding between Ms. Winston and any other person pursuant to which Ms. Winston was selected as a director. Ms. Winston does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.
On March 30, 2017, the Board of Directors declared a quarterly dividend of $0.13 per share. A copy of the related press release is attached as exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 4, 2017
99.2	Press Release dated March 30, 2017

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 4, 2017

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated April 4, 2017	(Filed with the Commission as part of this Form 8-K).
99.2	Press Release dated March 30, 2017	(Filed with the Commission as part of this Form 8-K).